UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2023

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On May 3, 2023, EQT Corporation (“EQT”) issued a news release announcing its commencement of a solicitation of consents (the “Consent Solicitation”) from holders of its outstanding 5.700% Senior Notes due 2028 (the “Notes”) to amend the indenture governing the Notes to extend the Outside Date (as defined below) for the special mandatory redemption provision from June 30, 2023 to December 29, 2023. In October 2022, the Notes were issued by EQT to partially fund the cash consideration for the pending acquisition (the “Acquisition”) by EQT and EQT Production Company (the “Buyer”) of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC from THQ Appalachia I, LLC (the “Upstream Seller”) and THQ-XcL Holdings I, LLC (the “Midstream Seller” and, together with the Upstream Seller, the “Sellers”). Under the indenture governing the Notes, EQT is required to redeem the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of such mandatory redemption if (i) the Acquisition is not consummated on or before June 30, 2023 (the “Outside Date”) or (ii) EQT notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition.

The extension of the Outside Date from June 30, 2023 to December 29, 2023 would align such date with (i) the date on which the Buyer or the Sellers have the right to terminate the purchase agreement relating to the Acquisition and (ii) the termination date for lender commitments under EQT’s term loan credit agreement. The Acquisition is not conditioned upon the receipt of the requisite consents from the holders of the Notes to amend the Outside Date.

A copy of the news release announcing the Consent Solicitation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, the following exhibits relating to the Acquisition or the Sellers are attached to this Current Report on Form 8-K and incorporated herein by reference:

•	Exhibit 99.2: Audited consolidated financial statements of the Upstream Seller and subsidiaries as of December 31, 2022 and 2021 and for the years then ended, and the notes related thereto;

•	Exhibit 99.3: Audited consolidated financial statements of the Midstream Seller and subsidiaries as of December 31, 2022 and 2021 and for the years then ended, and the notes related thereto;

•	Exhibit 99.4: Preliminary unaudited pro forma condensed combined balance sheet of EQT and subsidiaries as of December 31, 2022 and preliminary unaudited pro forma condensed combined statements of operations of EQT and subsidiaries for the year ended December 31, 2022, and the notes related thereto; and

•	Exhibit 99.5: Audit report prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, relating to the Upstream Seller’s estimated quantities of its proved natural gas, natural gas liquids and crude oil reserves as of December 31, 2022.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP (independent auditors of THQ Appalachia I, LLC).
23.2	Consent of KPMG LLP (independent auditors of THQ-XcL Holdings I, LLC).
23.3	Consent of Cawley, Gillespie & Associates, Inc.
99.1	News release dated May 3, 2023 issued by EQT Corporation.
99.2	Audited consolidated financial statements of THQ Appalachia I, LLC and subsidiaries as of December 31, 2022 and 2021 and for the years then ended, and the notes related thereto.

Exhibit No.	Description
99.3	Audited consolidated financial statements of THQ-XcL Holdings I, LLC and subsidiaries as of December 31, 2022 and 2021 and for the years then ended, and the notes related thereto.
99.4	Preliminary unaudited pro forma condensed combined balance sheet of EQT Corporation and subsidiaries as of December 31, 2022 and preliminary unaudited pro forma condensed combined statements of operations of EQT Corporation and subsidiaries for the year ended December 31, 2022, and the notes related thereto.
99.5	Audit report prepared by Cawley, Gillespie & Associates, Inc., dated February 8, 2023, with respect to estimates of reserves and future net revenue of THQ Appalachia I, LLC as of December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: May 3, 2023	By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer